EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Sirco International Corp. for the registration of 100,000 shares of its common stock and to the incorporation by reference therein of our report dated February 17, 1995, with respect to the consolidated financial statements and schedule of Sirco International Corp. included in its Annual Report (Form 10-K) for the year ended November 30, 1994, filed with the Securities and Exchange Commission.


                                                 /s/Ernst & Young LLP

                                                 ERNST & YOUNG LLP

New York, New York
January 25, 1996